Investor Relations Contacts:
Kevin Inda
Corporate Communications, Inc.
407-566-1180
Kevin.Inda@cci-ir.com
or
Craig Knock
Chief Financial Officer
641-787-2089

Media Contact:
Julie White
Director, Corporate Communications
641-787-2040
Julie.White@iowatelecom.com

Iowa Telecom Reports Results for the
Quarter Ended March 31, 2005

NEWTON, Iowa — (May 5, 2005)  — Iowa Telecommunications Services, Inc. (NYSE Symbol: IWA) today announced operating results for the quarter ended March 31, 2005. Quarterly highlights for the Company include:

•	Operating revenue was $57.5 million.

•	Operating income was $19.5 million.

•	Net income was $11.8 million, or $0.38 per share.

•	Adjusted EBITDA (as defined herein) was $32.3 million.

“With Adjusted EBITDA of $32.3 million and net income of $11.8 million, we are pleased with our first quarter results,” said Alan L. Wells, Iowa Telecom president and chief executive officer. “Revenue in the first quarter was $57.5 million, up 7.6 percent compared to the same quarter last year. Our DSL High-Speed Internet service offering continues to do well, as we added 4,000 net subscribers for the second consecutive quarter. Overall, our first quarter results and operating performance were on track with our expectations and reflect our strategy of being very cash flow focused.

“We are also very pleased to have paid our first full quarterly cash dividend of $0.405 per share on Iowa Telecommunications common stock on April 15, 2005,” Wells added. “This payment is consistent with our policy of paying quarterly dividends at an annual rate of $1.62 per share, as we return a significant portion of our excess cash flow to investors. Our dividend payments are expected to be approximately $50 million in total for 2005.

- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 2 May 5, 2005

 “Our capital expenditures for the first quarter were $5.6 million, or $922,000 below the first quarter of 2004, and were in line with our expectations,” Wells continued. “We continue to anticipate our 2005 capital expenditures to be approximately $30 million.

“As to our debt service, our interest expense, excluding amortization of debt issuance cost, for the quarter was $7.6 million. We continue to expect that our 2005 cash interest expense will be between $30 million and $32 million. Finally, we used our excess cash to reduce our net debt by over $8.7 million during the quarter ended March 31, 2005,” Wells concluded.

FINANCIAL DISCUSSION FOR 1ST QUARTER 2005:

•
Operating Revenues  increased $4.1 million, or 7.6%, to $57.5 million for the first quarter of 2005 as compared to the same quarter in 2004. The increase in revenue was primarily due to the April 2004 rate increase settlement with the Iowa Utilities Board, higher DSL High-Speed Internet sales and a higher number of access lines served by our competitive local exchange carrier subsidiary.

•
Operating Income  was $19.5 million in the first quarter of 2005 as compared to $19.6 million in the same period in 2004, as higher expense offset the higher revenue for the period. Significant items that contributed to the higher expense included additional cost to deliver long distance traffic, higher costs related to serving a larger number of competitive local exchange carrier access lines, and additional costs related to being a publicly-traded company. Depreciation and amortization also increased $0.5 million due to higher average property, plant and equipment balances as a result of additions to the Company’s network facilities.

•
Interest and Dividend Income decreased $759,000, or 82.7%, to $159,000 in the first quarter of 2005 as compared to the first quarter of 2004. The reduction was primarily due to the decrease in the Company’s investment in subordinated capital certificates with the Rural Telephone Finance Cooperative (RTFC) resulting from the Company’s initial public offering and debt refinancing in November of 2004.

•
Interest Expense  decreased $5.1 million, or 39.7%, to $7.7 million in the first quarter of 2005 as compared to the first quarter of 2004, principally as a result of the reductions in the amount of debt outstanding and in the average interest rate associated with the Company’s initial public offering and debt refinancing in November of 2004.

•
Net Income increased $4.2 million, or 54.5%, to $11.8 million in the first quarter of 2005 compared to the same period in 2004. The increase was primarily attributable to lower interest expense as compared to the same period in 2004.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA as defined herein)  was $32.3 million for the first quarter of 2005, as compared with $32.1 million in the same period in 2004.

- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 3 May 5, 2005

•
Total Access Lines  decreased by 1,100, or 0.4%, for the first quarter of 2005 as compared to the first quarter in 2004. Total access lines decreased by 600 during the first quarter of 2005 from the fourth quarter in 2004. Incumbent local exchange carrier access lines declined by 2,800 lines, or 1.1%, from the fourth quarter of 2004.

First Quarter 2005 Financial Summary (Unaudited) (dollars in thousands, except per share amounts)

			Change

	2005	2004	Amount	Percent

Revenue	$57,501	$53,432	$4,069	7.6%
Operating Income	$19,507	$19,590	$(83)	-0.4%
Interest Expense	$7,743	$12,843	$(5,100)	-39.7%
Net Income	$11,844	$7,665	$4,179	54.5%
Income Available for Common	$11,844	$63,290	$(51,446)	-81.3%
Basic Earnings Per Share	$0.38	$2.80	$(2.42)	-86.4%
Diluted Earnings Per Share	$0.37	$1.88	$(1.51)	-80.3%

Adjusted EBITDA (1)	$32,330	$32,080	$250	0.8%
Capital Expenditures	$5,630	$6,552	$(922)	-14.1%

(1)	See the definition of Adjusted EBITDA under Explanation and Reconciliation to Non-GAAP Concepts at the end of the financial statements.
- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 4 May 5, 2005

Key Operating Statistics	1st Quarter 2005	1st Quarter 2004	% Change

Telephone Access Lines
ILEC Lines (1)	249,000	260,500	-4.4%
CLEC Lines (2)	17,400	7,000	148.6%

Total Telephone Access Lines	266,400	267,500	-0.4%

Long Distance Subscribers	139,200	116,000	20.0%
Dial-up Internet Subscribers	49,300	53,900	-8.5%
DSL Subscribers	19,600	8,600	127.9%
Average Monthly Revenue Per
Access Line (3)	$72	$67	7.5%

	1st Quarter 2005	4th Quarter 2004	% Change

Telephone Access Lines
ILEC Lines (1)	249,000	251,800	-1.1%
CLEC Lines (2)	17,400	15,200	14.5%

Total Telephone Access Lines	266,400	267,000	-0.2%

Long Distance Subscribers	139,200	135,800	2.5%
Dial-up Internet Subscribers	49,300	51,500	-4.3%
DSL Subscribers	19,600	15,600	25.6%
Average Monthly Revenue Per
Access Line (3)	$72	$71	1.4%

(1)
Includes lines subscribed by our incumbent local exchange carrier customers and lines subscribed by our “wholesale” customers who are competing local exchange carriers. Wholesale access lines include: lines subscribed by our competitive local exchange carrier competitors pursuant to interconnection agreements on an unbundled network element basis, for which the competitive local exchange carrier pays us a monthly fee; lines that we provide to competitive local exchange carriers for resale to their subscribers, for which the competitive local exchange carrier pays us a monthly fee equal to what we would charge our customers for local service less an agreed discount; and shared lines, for which a competitive local exchange carrier pays us a monthly fee to provide DSL service to its customers. We had 4,200 wholesale lines subscribed at March 31, 2005; 4,500 wholesale lines subscribed at March 31, 2004; and 4,600 wholesale lines at December 31, 2004.

(2)	Access lines subscribed by customers of our competitive local exchange carrier subsidiary, Iowa Telecom Communications, Inc.

(3)	Average monthly revenue per access line is computed by dividing the total revenue for the period by the average of the access lines at the beginning and at the end of the period.

Investor Call

As previously announced, Iowa Telecom’s management will hold a conference call to discuss the first quarter results on Thursday, May 5, 2005 at 9:00 a.m. (Eastern Time). To listen to the call, participants should dial (913) 981-5533 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 12:00 p.m. (Eastern Time) on May 5, 2005 and will continue through May 12, 2005 by dialing (719) 457-0820 and entering Confirmation Code 4300525.

The live broadcast of Iowa Telecom’s quarterly conference call will be available online at www.iowatelecom.com or www.earnings.com on May 5, 2005, beginning at 9:00 a.m. (Eastern Time). The online replay will become available after 12:00 p.m. (Eastern Time) and will continue to be available for 30 days.

- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 5 May 5, 2005

Forward-Looking Statements

The press release may contain forward-looking statements that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from future results, events or developments described in the forward-looking statements. Such factors include those risks described in Iowa Telecom’s Annual Report on Form 10-K on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Iowa Telecom undertakes no duty to update this information.

About Iowa Telecom

Iowa Telecommunications Services, Inc. (d/b/a Iowa Telecom) is a telecommunications service provider that offers local telephone, long distance, Internet, broadband and network access services to business and residential customers. Today, the company serves over 440 communities and employs over 600 people throughout the State of Iowa. The company’s headquarters are in Newton, Iowa. The Company trades on the New York Stock Exchange under the symbol IWA. For further information regarding Iowa Telecom, this press release or the conference call, please go to Iowa Telecom’s website at www.iowatelecom.com and select “Investor Relations.” The Iowa Telecom logo is a registered trademark of Iowa Telecommunications Services, Inc. in the United States.

- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 6 May 5, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES Consolidated Balance Sheets (Unaudited) (in thousands, except per share amounts)

	As of March 31, 2005	As of December 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,107	$2,874
Accounts receivable, net	18,151	19,416
Inventory	3,579	2,979
Prepayments and other assets	2,781	3,224

Total Current Assets	28,618	28,493

PROPERTY, PLANT AND EQUIPMENT
Property, Plant and Equipment	501,319	496,145
Accumulated depreciation	(175,750)	(164,409)

Net Property Plant and Equipment	325,569	331,736

GOODWILL	460,113	460,113
INTANGIBLE ASSETS AND OTHER, net	22,699	15,800
INVESTMENT IN AND RECEIVABLE FROM
THE RURAL TELEPHONE FINANCE
COOPERATIVE	14,085	16,642

Total Assets	$851,084	$852,784

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Revolving credit facility	$34,000	$41,507
Accounts payable	12,793	15,889
Advanced billings and customer deposits	6,437	6,525
Accrued and other current liabilities	24,041	23,123

Total Current Liabilities	77,271	87,044
LONG-TERM DEBT	477,778	477,778
OTHER LONG-TERM LIABILITIES	12,691	12,000

TOTAL LIABILITIES	567,740	576,822

STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 125,000 shares
authorized no shares issued and outstanding	—	—
Common stock, $.01 par value, 100,000,000
shares authorized, 30,864,195 shares
issued and outstanding	309	309
Additional paid-in-capital	314,988	314,634
Retained deficit	(39,553)	(38,897)
Other comprehensive income (loss)	7,600	(84)

Total Stockholders’ Equity	283,344	275,962

Total Liabilities and Stockholders’ Equity	$851,084	$852,784

- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 7 May 5, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES Consolidated Statements of Operations (Unaudited) (in thousands, except per share amounts)

	Three Months Ended March 31,

	2005	2004

REVENUE AND SALES
Local services	$18,807	$17,762
Network access services	25,502	23,665
Toll services	5,989	5,575
Other services and sales	7,203	6,430

Total revenues and sales	57,501	53,432

OPERATING EXPENSES
Cost of services and sales (exclusive of
items shown separately below)	15,533	12,849
Selling, general and administrative	10,118	9,193
Depreciation and amortization	12,343	11,800

Total operating costs and expenses	37,994	33,842

OPERATING INCOME	19,507	19,590

OTHER INCOME (EXPENSE)
Interest and dividend income	159	918
Interest expense	(7,743)	(12,843)
Other, net	(79)	—

Total other expense, net	(7,663)	(11,925)

NET INCOME	11,844	7,665

GAIN ON REDEMPTION OF REDEEMABLE
CONVERTIBLE PREFERRED STOCK	—	57,681
PREFERRED DIVIDEND	—	(2,056)

INCOME AVAILABLE FOR
COMMON STOCKHOLDERS	$11,844	$63,290

COMPUTATION OF EARNINGS PER SHARE
Basic – Earning Per share	$0.38	$2.80
Basic – Weighted average number of shares outstanding	30,864	22,601

Diluted – Earning Per Share	$0.37	$1.88
Diluted – Weighted average number of shares outstanding	31,594	34,825

- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 8 May 5, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Three Months Ended March 31,

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$11,844	$7,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,750	11,230
Amortization of intangible assets	593	570
Non-cash stock-based compensation	354	—
Changes in operating assets and liabilities:
Receivables	1,265	828
Inventory	(600)	969
Accounts payable	(3,096)	(745)
Other assets and liabilities	(2,339)	214

Net cash provided by operating activities	19,771	20,731

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(5,630)	(6,552)
Business acquisitions	—	(1,697)

Net cash used in investing activities	(5,630)	(8,249)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in revolving credit facility	(7,507)	—
Redemption of redeemable preferred stock	—	(100,000)
Issuance of long-term debt	—	66,000
Payment of debt issuance costs	—	(1,974)
Payment on long-term debt	—	(8,250)
Dividends paid	(5,401)	—

Net cash used in financing activities	(12,908)	(44,224)

Net Increase (Decrease) in Cash and Cash Equivalents	1,233	(31,742)

Cash and Cash Equivalents at Beginning of Period	2,874	36,849

Cash and Cash Equivalents at End of Period	$4,107	$5,107

- MORE -

Iowa Telecom Reports Results For Quarter Ended March 31, 2005 Page 9 May 5, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES EXPLANATIONS AND RECONCILIATIONS TO NON-GAAP CONCEPTS (Unaudited) (in thousands)

	Three Months Ended March 31,

	2005	2004

Adjusted EBITDA
Net Income	$11,844	$7,665
Income taxes	—	—
Interest expense	7,743	12,843
Depreciation and amortization	12,343	11,800
Unrealized losses on financial derivatives	79	—
Non-cash stock-based compensation expense (1)	354	—
Extraordinary or unusual (gains) losses	—	—
Non-cash portion of RTFC Capital Allocation (2)	(33)	(228)
Other non-cash losses (gains)	—	—
Loss (gain) on disposal of assets not in ordinary course	—	—
Transaction costs	—	—

Adjusted EBITDA	$32,330	$32,080

(1)	Included in Selling, General and Administrative Expense on the Consolidated Statements of Operations.

(2)	Included in Interest and Dividend Income on the Consolidated Statements of Operations.

We present Adjusted EBITDA because we believe it is a useful indicator of our historical debt capacity and our ability to service debt and pay dividends. We also present Adjusted EBITDA because covenants in our credit facilities contain ratios based on Adjusted EBITDA.

Adjusted EBITDA is defined in our credit facilities as: (1) consolidated net income, as defined therein; plus (2) the following items, to the extent deducted from consolidated net income: (a) interest expense; (b) provision for income taxes; (c) depreciation and amortization; (d) transaction expenses related to the IPO and the related debt refinancing and other limited expenses related to permitted securities offerings, investments and acquisitions incurred after the closing date of the IPO, to the extent not exceeding $5.0 million; (e) unrealized losses on financial derivatives recognized in accordance with SFAS No. 133; (f) non-cash stock-based compensation expense; (g) extraordinary or unusual losses (including extraordinary or unusual losses on permitted sales of assets and casualty events); (h) losses on sales of assets other than in the ordinary course of business; and (i) all other non-cash charges that represent an accrual for which no cash is expected to be paid in the next twelve months; minus (3) the following items, to the extent any of them increases consolidated net income: (w) extraordinary or unusual gains (including extraordinary or unusual gains on permitted sales of assets and casualty events); (x) gains on asset disposals not in the ordinary course; (y) unrealized gains on financial derivatives recognized in accordance with SFAS No. 133; and (z) all other non-cash income (including the non-cash portion of any RTFC patronage capital allocation). If our Adjusted EBITDA were to decline below certain levels, covenants in our new credit facilities that are based on Adjusted EBITDA, including our fixed charge coverage and total leverage ratio covenants, may be violated and could cause, among other things, a default or mandatory prepayment under our credit facilities, or result in our inability to pay dividends.

We believe that net income is the most directly comparable financial measure to Adjusted EBITDA under GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP. Adjusted EBITDA is not a complete measure of an entity’s profitability because it does not include costs and expenses identified above; nor is Adjusted EBITDA a complete net cash flow measure because it does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends.

- END -